UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 27, 2003

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On October 27, 2003, Bank of America Corporation (the “Registrant”) and FleetBoston Financial Corporation (“FleetBoston”) announced they had signed an Agreement and Plan of Merger dated October 27, 2003 (the “Merger Agreement”). The Merger Agreement has been approved by the Boards of Directors of the Registrant and FleetBoston, and is subject to customary closing conditions, including regulatory and stockholders’ approvals. Closing is expected in the first half of 2004. A copy of the press release announcing the merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The Registrant and FleetBoston will file a Joint Proxy Statement/Prospectus and other documents regarding this transaction with the Securities and Exchange Commission (the “SEC”). The Registrant and FleetBoston will mail the Joint Proxy Statement/Prospectus to their respective stockholders. These documents will contain important information about the transaction, and the Registrant and FleetBoston urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America’s website (www.bankofamerica.com) under the tab “About Bank of America” and then under the heading “SEC Documents”. You may also obtain these documents, free of charge, from FleetBoston’s website (www.fleet.com) under the tab “About Fleet” and then under the heading “Investor Relations” and then under the item “SEC Documents”.

PARTICIPANTS IN THIS TRANSACTION

The Registrant and FleetBoston and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of the Registrant and FleetBoston and information about other persons who may be deemed participants in this transaction will be included in the Joint Proxy Statement/Prospectus. You can find information about the Registrant’s executive officers and directors in the Registrant’s definitive proxy statement filed with the SEC on March 27, 2003. You can find information about FleetBoston’s executive officers and directors in their definitive proxy statement filed with the SEC on March 17, 2003. You can obtain free copies of these documents from the Registrant or FleetBoston using the contact information above.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated October 27, 2003 with respect to the Registrant and FleetBoston’s merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ MARC D. OKEN

Marc D. Oken Executive Vice President and Principal Financial Executive

Dated: October 27, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated October 27, 2003 with respect to the Registrant and FleetBoston’s merger